SHAREHOLDERS REPRESENTATIVE AGREEMENT


     This Shareholders Representative Agreement (this "Agreement") is made as of May 27, 1999 between JPE, Inc. (d/b/a ASCET INC), a Michigan corporation ("ASCET"), and Richard P. Eidswick ("Eidswick"). All capitalized terms not defined herein shall have the meanings given them in the Investment Agreement dated April 28, 1999 among ASC Holdings LLC, Kojaian Holders LLC and ASCET (the "Investment Agreement").

                                    RECITALS

     A. Section 3.3 of the Investment Agreement provides among other things, that as soon as practical following the EBITDA Period, the Actual EBITDA and the Adjusted Target EBITDA shall be determined by ASCET's certified public accountants after consultation with Eidswick or, in the event of his death or disability at the time, PricewaterhouseCoopers.

     B. Section 3.3 of the Investment Agreement also provides that Eidswick may in good faith object to the JPE Determination, and that such objection shall be submitted to the Accountants for a final binding resolution, all as more fully provided for in the Investment Agreement.

     C. Section 3.3(f) of the Investment Agreement provides that ASCET shall pay Eidswick all reasonable fees, costs and expenses incurred in connection with the performance of his duties under Section 3.3 of the Investment Agreement.

     D. ASCET and Eidswick desire to enter an arrangement by which Eidswick will perform his services under Section 3.3 of the Investment Agreement (the "Shareholder Representative Services") upon the terms and conditions of this Agreement.

     Therefore, the parties agree as follows:

     1.  Shareholders  Representative  Services.  During the Term (as defined in
Section 2) Eidswick shall in good faith perform the duties and obligations assigned to him in Section 3.3 of the Investment Agreement.

     2. Term. This Agreement shall become effective as of the date hereof and shall remain in effect until the Final Actual EBITDA is determined and binding on Buyer and Eidswick under Section 3.3(e) of the Investment Agreement.

     3. Relationship of the Parties. Nothing herein shall be construed to create a partnership or joint venture by or between ASCET and Eidswick or to make one the agent of the other. ASCET and Eidswick shall not hold themselves out as a partner or agent of the other or to otherwise state or imply by advertising or otherwise any relationship between them in any manner contrary to the terms of this Agreement. ASCET and Eidswick do not have, and shall not represent that they have, the power to bind or legally obligate the other. The parties acknowledge that this arrangement is not exclusive and Eidswick shall have the right to render shareholder representative services to other persons or entities. Eidswick shall not be considered an employee of ASCET by either party for any purpose whatsoever, notwithstanding that from time to time he may be engaged in providing shareholder representative services on a full-time basis.

     4. Consideration. As full consideration for Eidswick's performance of the Shareholder Representative Services and for the covenants described in Sections 5 and 6 of this Agreement, ASCET shall pay Eidswick a fee equal to $25,000 a year, payable in equal monthly installments at the end of each month, and which fee shall be prorated for any partial months. In addition, upon proper presentation of invoices, ASCET shall reimburse Eidswick for any reasonable out-of-pocket expenses or third party expenses reasonably incurred in connection wit his performance of the Shareholder Representative Services.

     5. Covenant Not To Sue. Eidswick hereby covenants and agrees (a) to follow the procedures set forth in Section 3.3 of the Investment Agreement to resolve any dispute involving the subject matter addressed in such Section 3.3 (the "Section 3.3 Matters"), including any dispute regarding the JPE Determination, the selection of the Accountants, the decision of the Accountants and the Final Actual EBITDA and (b) not to sue ASCET, the Accountants, ASC Holdings LLC, Kojaian Holdings LLC or any other party in connection with the Section 3.3 Matters.

     6. Confidentiality.

     (a) Eidswick shall not, at any time during the Term (other than as may be required in connection with the performance of his Shareholder Representative Services hereunder) or thereafter, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information (as defined in subparagraph
(b) of this Section 6) in any manner whatsoever.

     (b) As used in subparagraph (a) of this Section 6, the term "Confidential Information" shall mean all business and technical information including, but not limited to, information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in business similar to that conducted or contemplated by ASCET or any subsidiary, affiliate (including M.B. Associates, Inc. (d/b/a ASCET Sales & Engineering)), shareholder or predecessor (other than by an act or acts of an employee not authorized to disclose such information), and which relates to one or more aspects of the present or past business of ASCET and/or any affiliate, shareholder, or predecessor, including, without limitation, patents and patent applications, inventions and improvements (whether or not patentable), development projects, policies, processes, formulas, techniques, know-how, pricing, financial information, and other facts relating to manufacturing, sales, advertising, promotions, transportation, packaging, labeling, lab techniques and testing methods, distribution, financial matters, strategies, customers and potential customers, marketing and sales methods, preparation of bids, vendor sources and vendor financing arrangements, other than information which is independently developed or which is in the public domain or which becomes available to a recipient on a non-confidential basis without violating subparagraph (a) of this
Section 6 or which is required to be disclosed by law and is disclosed in a manner so required.

     7. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered personally or received by facsimile or overnight carrier or, if mailed, four days after the date of mailing, as follows:

     (a) If to ASCET, to it at:

                  ASCET INC
                  30400 Telegraph Road, Suite 401
                  Bingham Farms, Michigan 48025
                  Attention:  David L. Treadwell
                  Facsimile:  (248) 723-5536

                  With a copy to:

                  Honigman Miller Schwartz and Cohn
                  2290 First National Building
                  Detroit, Michigan 48226
                  Attention:  G. Scott Romney, Esq.
                  Facsimile:  (313) 465-8000

     (b) If to Eidswick, to him at:

                  Richard P. Eidswick
                  Arbor Partners LLC
                  130 South First Street
                  Ann Arbor, Michigan 48104
                  Facsimile:  (734) 669-4195

     Either party may change his or its address for purposes of this Agreement by giving notice of such change of address to the other party in the manner provided in this Section 7.

     8. Assignment.. This Agreement shall bind and inure solely to the benefit of the parties and their respective successors and assigns. This Agreement shall not be assignable or delegable by Eidswick without the prior written consent of ASCET.

     9. Entire Agreement; Amendment. This Agreement and the Investment Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement. This Agreement may be altered or amended only by an instrument in writing, duly executed by both parties or, in the case of a waiver, by the party waiving compliance.

     10. Governing Laws; Venue. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. Subject to
Section 11, the parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Michigan Circuit Court for Oakland County.

     11. Arbitration.

     (a) The arbitration procedure set forth in this Section 11 shall be the sole and exclusive method for resolving and remedying monetary claims arising out of disputes regarding this Agreement (the "Disputes"); provided that nothing in this Section 11 shall prohibit a party from instituting litigation to enforce any Final Determination (as defined below) or to obtain injunctive relief. Except as otherwise provided in this Section 11 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect at the pertinent time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the Uniform Arbitration Act.

     (b) In the event that either party asserts that there exists a Dispute, such party shall deliver a written notice to the other party specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten (10) business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within 45 business days after delivery of such notice, commence arbitration by delivering to each other party a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect at the pertinent time to be included therein, if any.

     (c)(i) The parties shall in good faith select one arbitrator to arbitrate the dispute who shall resolve the dispute according to the procedures set forth in this Section 11.

     (c)(ii) If the parties are unable to agree upon an  arbitrator  pursuant to
Section 11 within fifteen (15) business days, then each party shall select one arbitrator within the next fifteen (15) business days. In the event that either party fails to select an arbitrator as provided in this Section 11, then the matter shall be resolved by the arbitrator selected by the other party. If each party chooses an arbitrator, then those arbitrators shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 11. If the arbitrators selected by the parties are unable to agree on a third arbitrator within fifteen (15) business days, after their selection, each such arbitrator shall prepare a list of three independent arbitrators, and the third arbitrator shall then be selected by lot.

     (d) The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the written agreement of the parties, to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") shall be made or rendered as soon as practicable, but in no event later than one hundred (100) business days after the delivery of the Notice of Arbitration nor later than ten (10) business days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as applicable). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors. The prevailing party or parties shall be entitled to Fees and Costs.

     (e) The arbitration shall be conducted in Southfield, Michigan.

     (f) Judgment may be entered upon the Final Determination by any court of competent jurisdiction.

     12. Waiver. No waiver of any breach of any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach or of any other provision of this Agreement. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

     13. Counterparts. This Agreement may be executed (manually or by facsimile) in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first set forth in the introductory paragraph of this Agreement.


                                      JPE, INC.
                                      (d/b/a ASCET INC),
                                      a Michigan corporation

                                      By:      /s/ David L. Treadwell
                                               -------------------------
                                               Name:  David L. Treadwell
                                               Its:     Chairman/CEO

                                      Richard P. Eidswick

                                      /s/ Richard P. Eidswick
                                      ----------------------------------